As filed with the Securities and Exchange Commission on January 15,1997.
                                       Registration No. 333-15987

                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 1
                             ON FORM S-3
                            TO FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                    Superior Energy Services, Inc.
          (Exact name of registrant as specified in its charter)


      Delaware               1503 Engineers Road             75-2379388
(State or other jurisdiction   P. O. Box 6220             (I.R.S. Employer
of incorporation or organization)New Orleans, LA  70174  Identification No.)
                              (504) 393-7774
              (Address, including zip code, and telephone
                  number, including area code, of the registrant's
                          principal executive offices)


                               Terence E. Hall
                        Superior Energy Services, Inc.
                            Chairman of the Board,
                    Chief Executive Officer and President
                             1503 Engineers Road
                                P. O. Box 6220
                         New Orleans, Louisiana 70174
                                (504) 393-7774
            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                   Copy to:

                           William B. Masters, Esq.
                     Jones, Walker, Waechter, Poitevent,
                          Carrere & Denegre, L.L.P.
                            201 St. Charles Avenue
                        New Orleans, Louisiana  70170
                              Fax:  504-582-8012


       Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.


           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


        This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to said Section 8(c), may determine.

PROSPECTUS

                         6,296,251 Shares

                  Superior Energy Services, Inc.

                           Common Stock


     This Prospectus relates to 6,296,251 shares of common stock, $0.001 par value per share (the "Common Stock"), of Superior Energy Services, Inc. ("Superior" or the
"Company"), which may be offered from time to time by the Company exclusively to the holders, and upon the exercise, of certain warrants previously issued by the Company (the "Offering").

     In July 1992, the Company issued 1,121,251 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") to purchase Common Stock entitling the holder to purchase one share of Common Stock for $6.00 until July 6, 1997. In December 1995, the Company issued 5,175,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") entitling the holder to purchase one share of Common Stock for $3.60 during the four-year period commencing December 8, 1996. All of the shares of Common Stock offered hereby are being offered by the Company exclusively to the holders of the Class A Warrants and Class B Warrants.

     The  Common  Stock is currently traded  on  the  Nasdaq
National Market under  the  symbol  "SESI."   On January 14,
1997, the last reported sales price of the Common Stock as reported by the Nasdaq National Market was $3.937.




 SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF
  CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING
             AN INVESTMENT IN THE COMMON STOCK.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OR THIS PROSPECTUS.  ANY REPRESENTATION
           TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================================
                                   Price to     Underwriting Discounts  Proceeds to Company(2)
                                    Public        and Commissions(1)
Per share, upon exercise of:
   Class A Warrant                  $6.00              $     -                  $6.00
   Class B Warrant                  $3.60              $     -                  $3.60
_______________________________________________________________________________________________
Total                            $  6,727,506          $     -               $ 6,727,506
                                 $ 18,630,000          $     -               $18,630,000
===============================================================================================

   (1) No commissions, bonuses, or other fees will be paid to any person in connection with the offer and sale of the Common Stock.
   (2) Before deducting expenses estimated at $30,000.
                                   __________________________



        This Amended Prospectus is dated January 15, 1997.

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other documents with the Securities and Exchange Commission (the "Commission"). Documents filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission at the following locations: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission (http://www.sec.gov). The Company's Common Stock is traded on the Nasdaq National Market. Reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

      The Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) the description of the Company's Common Stock set forth in its registration statement under the Exchange Act dated June 12, 1992; and (iv) the Company's Current Report on Form 8-K dated September 16, 1996.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be made a part hereof from their respective dates of filing. Information appearing herein or in any particular document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the documents incorporated herein by reference and should be read together therewith. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any of the documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests for such copies should be directed to Superior Energy Services, Inc., 1503 Engineers Road, Attention: Investor Relations, P.O. Box 6220, New Orleans, Louisiana 70174, telephone (504) 393-7774.




                              PROSPECTUS SUMMARY

      This summary is qualified in its entirety by the more detailed information and the consolidated financial statements and other information appearing elsewhere in this Prospectus or incorporated by reference herein.

                              THE COMPANY

      Superior Energy Services, Inc. ("Superior" or the "Company"), through its subsidiaries, provides specialized oil field services in the Gulf of Mexico. The Company's services include plugging and abandoning oil and gas wells and providing wireline services, the manufacture, sale and rental of specialized oil well equipment and fishing tools, the development, manufacture, sale and rental of oil and gas drilling instrumentation and computerized rig data acquisition systems, and the development, manufacture and sale of oil spill containment booms and ancillary equipment.

      The Company's executive offices are located at 1503 Engineers Road, Belle Chasse, Louisiana and its telephone number at such address is (504) 393-7774.


The Offering

Common Stock offered                      6,296,251 shares

Nasdaq National Market symbol             SESI

Use of proceeds(1)                        The Company intends to use the
                                          net proceeds of this Offering,
                                          if any, for general  corporate
                                          purposes.     See    "Use   of
                                          Proceeds."

Risk factors                              The   Common   Stock   offered
                                          hereby  involves a high degree
                                          of risk.  See "Risk Factors."
_________________
(1) There can be no assurance that any of the Class A Warrants or Class B Warrants will be exercised before they expire and, as a result, that the Company will receive any proceeds from this Offering. Even if exercised, the Company cannot predict when the Class A Warrants or Class B Warrants will be exercised and the proceeds received.




                                 RISK FACTORS

      Prospective investors should carefully consider the following factors, in addition to other information contained in or incorporated by reference in this Prospectus, regarding an investment in the Common Stock offered hereby.

      Industry Volatility. The demand for oil field services has traditionally been cyclical. Demand for the Company's services is significantly affected by the number and age of producing wells and the drilling and completion of new oil and gas wells. These factors are affected in turn by the willingness of oil and gas operators to make capital expenditures for the exploration, development and production of oil and natural gas. The levels of such capital expenditures are influenced by oil and gas prices, the cost of exploring for, producing and delivering oil and gas, the sale and expiration dates of leases in the United States and overseas, the discovery rate of new oil and gas reserves, local and international political and economic conditions and the ability of oil and gas companies to generate capital. Although the production sector of the oil and gas industry is less immediately affected by changing prices, and, therefore, less volatile than the exploration sector, producers would likely react to declining oil and gas prices by reducing expenditures, which could adversely affect the business of the Company. No assurance can be given as to the future price of oil and natural gas or the level of oil and gas industry activity.

         Seasonality. The businesses conducted by the Company are subject to seasonal fluctuation. The nature of the offshore oil and gas industry in the Gulf of Mexico is seasonal and depends in part on weather conditions. Purchases of the Company's products and services are also to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures as a result of conditions existing in the oil and gas industry or general economic downturns. Fluctuations in the Company's revenues and costs may have a material adverse effect on the Company's business and operations. Accordingly, the Company's operating results may vary from quarter to quarter, depending upon factors outside of its control.

         Dependence on Oil and Gas Industry; Dependence Upon Significant Customers. The Company's business depends in large part on the conditions of the oil and gas industry, and specifically on the capital expenditures of the Company's customers. Purchases of the Company's products and services are also, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures as a result of conditions existing in the oil and gas industry or general economic downturns. The Company derives a significant amount of its revenues from a small number of independent and major oil and gas companies. The inability of the Company to continue to perform services for a number of its large existing customers, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business and operations.

         Technology Risks. Sales of certain of the Company's products are based primarily on its proprietary technology. The Company's success in the sales of these products depends to a significant extent on the development and implementation of new product designs and technologies. Many of the Company's competitors and potential competitors have more significant resources than the Company. While the Company has patents on certain of its technologies and products, there is no assurance that any patents secured by the Company will not be successfully challenged by others or will protect them from the development of similar products by others.

         Intense Competition. The Company competes in highly competitive areas of the oil field business. The volatility of oil and gas prices has led to a consolidation of the number of companies providing services similar to the Company. This reduced number of companies competes intensely for available projects. Many of the competitors of the Company are larger and have greater financial and other resources than the Company. Although the Company believes that it competes on the basis of technical expertise and reputation of service, there can be no assurance that the Company will be able to maintain its competitive position.

         Potential Liability and Insurance. The operations of the Company involve the use of heavy equipment and exposure to inherent risks, including blowouts, explosions and fire, with attendant significant risks of liability for personal injury and property damage, pollution or other environmental hazards or loss of production. The equipment that the Company sells and rents to customers are also used to combat oil spills. Failure of this equipment could result in property damage, personal injury, environmental pollution and resulting damage. Litigation arising from a catastrophic occurrence at a location where the Company's equipment and services are used may in the future result in large claims. The frequency and severity of such incidents affect the Company's operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect thereto, could affect the ability of the Company to obtain projects from oil and gas operators or insurance and could have a material adverse effect on the Company. In addition, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable.

         Laws and Regulations. The Company's business is significantly affected by laws and other regulations relating to the oil and gas industry, by changes in such laws and by changing administrative regulations. The Company cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on it, its businesses or financial condition. Federal and state laws require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is abandoned. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for the Company's services and products. Numerous state and federal laws and regulations affect the level of purchasing activity of oil containment boom and consequently the Company's business. There can be no assurance that a decrease in the level of enforcement of laws and regulations in the future would not adversely affect the demand for the Company's products.

         Environmental Regulation. The Company believes that its present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations and that compliance with such laws has had no material adverse effect upon its operations to date. No assurance can be given that environmental laws will not, in the future, materially adversely affect the Company's operations and financial condition.

         Shares Eligible for Future Sale. As of the date of this Prospectus, the Company had approximately 18.6 million shares of Common Stock outstanding, of which approximately 6.2 million have been registered under the Securities Act and generally are freely transferable, (other than shares acquired by "affiliates" of the Company as such term is defined by Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")). None of the remaining shares of Common Stock issued by the Company were acquired in transactions registered under the Securities Act and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. Approximately 520,000 shares of Common Stock are eligible for sale in reliance upon exemptions from registration. The Company is unable to estimate the number of shares that will be sold since this will depend on the market price for the Common Stock, the personal circumstances of the sellers and other factors. Any future sale of substantial amounts of Common Stock in the open market may adversely effect the market price of the Common Stock offered hereby.

         Concentration of Common Stock Ownership. The Company's directors and executive officers and certain of their affiliates beneficially own approximately, 55.5% of the outstanding shares of Common Stock. Accordingly, these shareholders will have the ability to control the election of the Company's directors and the outcome of most other matters submitted to a vote of the Company's shareholders.

         Possible Volatility of Securities Prices. The market price of the Common Stock has in the past been, and may in the future continue to be, volatile. A variety of events, including quarter to quarter variations in operating results, news announcements or the introduction of new products by the Company or its competitors, as well as market conditions in the oil and gas industry, or changes in earnings estimates by securities analysts may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have particularly affected the market prices of equity securities of many companies that service the oil land gas industry and which often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

         No Dividends.The  Company's Board of Directors has not paid any
dividends on its Common Stock.   The  Company does not expect to declare
or pay any dividends in the foreseeable future.

         Potential Adverse Effect of Issuance of Preferred Stock Without Stockholder Approval. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $.01 par value per share, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock and, in certain circumstances, depress the market price of the Common Stock. In the event of issuance, the preferred stock could be utilized under certain circumstances as a method of discouraging, delaying or preventing a change in control of the Company. There can be no assurance that the Company will not issue shares of preferred stock in the future. See "Description of Securities."

         Key Personnel. The Company depends to a large extent on the abilities and continued participation of the its executive officers and key employees. The loss of the services of any of these persons would have a material adverse effect on the Company's business and operations.

Forward-Looking Statements

         This Prospectus contains, or incorporates by reference, certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the integration of the Company's recent and pending acquisitions into the Company's existing operations. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "Risk Factors" and elsewhere in this Prospectus.


                               USE OF PROCEEDS

      The net proceeds to the Company, if any, from the Offering will be up to $25.4 million. The Company will use the net proceeds of the Offering, if any, for working capital and other general corporate purposes. There can be no assurance that any of the Class A or Class B Warrants will be exercised before such Warrants expire and, as a result, that the Company will receive any proceeds from this Offering. Even if exercised, the Company cannot predict when the Class A or Class B Warrants will be exercised and the proceeds received.


                          PLAN OF DISTRIBUTION

      The Common Stock offered hereby is being offered by the Company exclusively to the holders of the Company's Class A and Class B Warrants. The Company does not have any agreement with any underwriter or other party for the distribution of the Common Stock offered hereby. The Common Stock is being offered by the Company through this Prospectus, and no commissions or other remuneration will be paid to any person for soliciting the exercise of the Class A and Class B Warrants and the sale of the Common Stock.

      Certain persons who acquire Common Stock upon exercise of the Class A and Class B Warrants may be deemed to be "issuers" under the Securities Act of 1933, as amended (the "Securities Act"), because of their relationship with the Company ("Affiliates") and, therefore, may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases shares of Common Stock acquired by such Affiliate through exercise of the Class A and/or Class B
Warrants ("Restricted Shares"). In addition, any broker or dealer participating in any distribution of the Restricted Shares may be deemed to be an underwriter within the meaning of the Securities Act and, therefore, may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any Restricted Shares from or through such broker or dealer.


                             LEGAL MATTERS

      The legality of the Common Stock offered hereby will be passed upon for the Company by Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., New Orleans, Louisiana.


                                EXPERTS

      The consolidated financial statements of Superior as of and for the two years ended December 31, 1995 incorporated by reference herein have been audited by KMPG Peat Marwick L.L.P., independent certified public accountants, as indicated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing. The report of KPMG Peat Marwick L.L.P. covering Superior's consolidated financial statements refers to the adoption in 1995 of the methods of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of prescribed by Statement of Financial Accounting Standards No. 121.

      The financial statements of Dimensional Oil Field Services, Inc. as of and for the year ended December 31, 1995 incorporated by reference herein have been audited by KMPG Peat Marwick L.L.P., independent certified public accountants, as indicated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

      Future audited financial statements of the Company and the reports thereon of the Company's independent public accounts will also be incorporated by reference in this prospectus in reliance upon the authority of those accountants as experts in giving those reports to the extent set firm has audited those financial statements and consented to the use of their reports thereon.




        No dealer, salesperson
or any other  person  has been
authorized    to    give   any
information  or  to  make  any
representation  other than  is
contained in this  Prospectus,
and,  if  given or made,  such
information  or representation
must  not  be relied  upon  as
having  been   authorized   by
Superior.      Neither     the                6,296,251 Shares
delivery  of  this  Prospectus
nor  any  sale  made hereunder
shall  under any circumstances                Superior Energy
create  any  implication  that                 Services, Inc.
there has  been  no  change in
the affairs of Superior  since
any  of  the dates as to which
information    is    furnished
herein   or   since  the  date
hereof.  This Prospectus  does
not  constitute  an  offer  to                  Common Stock
sell  or  a solicitation of an
offer  to  buy   any   of  the
securities  offered hereby  to
any   person   or    in    any
jurisdiction   in  which  such
offer or solicitation  is  not
authorized  or  in  which  the                 ______________
person  making  the  offer  or
solicitation  is not qualified                   PROSPECTUS
to  do  so,  or to  make  such                 ______________
offer or solicitation  in such
jurisdiction.
     ____________________
                                              January 15, 1997




      TABLE OF CONTENTS
                          Page

Available Information        2
Incorporation of Certain
Documents by Reference       2
Prospectus Summary           3
Risk Factors                 4
Use of Proceeds              6
Plan of Distribution         6
Legal Matters                6
Experts                      6

       ________________

                                   PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

 The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

      SEC registration fee                                     $    100
      Blue sky fees and expenses                                  5,000
      Legal fees and expenses                                    15,000
      Miscellaneous                                               4,900
                                                              ____________
           Total                                               $ 30,000
                                                              ============
      The Company will bear all of the foregoing fees and expenses.


Item 15.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of Delaware, as amended ("GCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. Article Tenth of the Company's Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference, provides for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities.

      Paragraph 7 of Section 102(b) of the GCL permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The GCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of the directors of the Company to the fullest extent permitted by Paragraph 7 of Section 102(b) of the GCL.

Item 16.  Exhibits.

   3.1 - Composite of the Company's Certificate of Incorporation.*

   3.2 - Composite of the Company's By-laws.*

   3.3 - Stock Certificate (filed as an exhibit to Amendment No. 6 to the Company's registration statement on Form SB-2 (Registration No. 33-94454) and incorporated herein by reference).

     5 - Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
         Denegre, L.L.P.*

  23.1 - Consent of KPMG Peat Marwick L.L.P. regarding the Company.*

  23.2 - Consent of KMPG Peat Marwick L.L.P. regarding Dimensional Oil Field Services, Inc.*

  23.3 - Consent of Jones, Walker, Waechter, Poitevent, Carrere &
         Denegre, L.L.P. (included in Exhibit 5).*

    24 - Power of Attorney.*

        *Previously filed.


Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1)   (a)   To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:


                  (i) To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the small business issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) If the small business issuer will offer the securities to existing security holders under warrants or rights and the small business issuer will reoffer to the public any securities not taken by security holders, with any modifications that suit the particular case, the small business issuer will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriter will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described under Item 15 above, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 on Form S-3 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Chasse, State of Louisiana, on January 15, 1997.

                                          SUPERIOR ENERGY SERVICES, INC.


                                          By:     /s/ Terence E. Hall
                                              ___________________________
                                                    Terence E. Hall
                                                 Chairman of the Board,
                                             Chief Executive Officer and
                                                         President


       Signature                       Title                   Date


  /s/ Terence E. Hall          Chairman of the Board,    January 15,1997
  ___________________   Chief Executive Officer and President
      Terence E. Hall       (Principal Executive Officer)

           *             Chief Financial Officer         January 15,1997
   ___________________   Principal Financial Officer
   Robert S. Taylor       and Accounting Officer


           *                       Director              January 15,1997
 ______________________
 Ernest J. Yancey, Jr.


           *                       Director              January 15,1997
 ______________________
   James E. Rayannack


           *                       Director              January 15, 1997
_______________________
    Richard J. Lazes


           *                       Director              January 15, 1997
________________________
    Kenneth C. Boothe


           *                       Director              January 15, 1997
__________________________
     Bradford Small


           *                       Director              January 15, 1997
__________________________
   Justin L. Sullivan


By:   /s/ Terence E. Hall
____________________________
    Attorney-in-fact